AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made as of this [date], 2005, by The Purisima Funds (“Purisima”), a Delaware statutory trust, for itself and on behalf of the Purisima Pure American Fund, and the Purisima Pure Foreign Fund (together, the “Acquired Funds”), each a series of Purisima, and by Purisima, for itself and on behalf of the Purisima Total Return Fund (the “Acquiring Fund”), a series of Purisima.

WHEREAS, Purisima desires that all of the assets of the Acquired Funds be transferred to the Acquiring Fund, and that the Acquiring Fund assume the Stated Liabilities (as defined in Section 1.3) of the Acquired Funds, in exchange for shares of the Acquiring Fund (collectively, “Acquiring Fund Shares”), and that these Acquiring Fund Shares be distributed immediately after the Closing (as defined in Section 1.1), by each of the Acquired Funds to their shareholders in liquidation of the Acquired Funds, all pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, it is intended that this Agreement be adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration for the promises and the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, it is hereby agreed as follows:

1.    REORGANIZATION OF ACQUIRED FUND

1.1  Transfer, Payment and Distribution. Subject to the terms and conditions herein set forth, and on the basis of the representations and warranties contained herein, the each of the Acquired Funds shall assign, deliver and otherwise transfer all of their assets as set forth in Section 1.2 (the “Fund Assets”) to the Acquiring Fund, and the Acquiring Fund shall assume the Stated Liabilities (as defined in Section 1.3) and deliver to each of the Acquired Funds that number of full and fractional Acquiring Fund Shares determined by dividing (a) the net asset value of each of the Fund Assets net of the Stated Liabilities (“Net Asset Value”), computed in the manner and as of the time and date set forth in Section 2.1, by (b) the net asset value of one Acquiring Fund Share, computed in the manner and as of the time and date set forth in Section 2.2. Such transfer, assumption and delivery shall take place at the closing provided for in Section 3.1 (hereinafter sometimes referred to as the “Closing”). Immediately following the Closing, the Acquired Funds shall distribute the Acquiring Fund Shares to the shareholders of the Pure American Fund and the Pure Foreign Fund, respectively, in liquidation of the Acquired Funds as provided in Section 1.4 hereof. Such transactions are hereinafter sometimes collectively referred to as the “Reorganization.”

1.2  Fund Assets.

(a)  With respect to the Acquired Funds, the Fund Assets shall consist of all property and assets of any nature whatsoever, including, without limitation, all cash, cash equivalents, securities, instruments, claims and receivables (including dividend and interest receivables) owned by the Acquired Funds, and any prepaid expenses shown as an asset on the Acquired Funds’ books on the Closing Date (as defined in Section 3.1).

(b)  Before the Closing Date, each of the Acquired Funds will provide the Acquiring Fund with a schedule of its assets and its known liabilities, and the Acquiring Fund will provide the Acquired Funds with a copy of the current investment objective and policies applicable to the Acquiring Fund. The Acquired Funds reserve the right to sell or otherwise dispose of any of the securities or other assets shown on the list of the Acquired Fund’s assets before the Closing Date but will not, without the prior approval of the Acquiring Fund, acquire any additional securities other than securities which the Acquiring Fund is permitted to purchase in accordance with its stated investment objective and policies. Before the Closing Date, the Acquiring Fund will advise the Acquired Funds of any investments of the Acquired Fund shown on such schedule which the Acquiring Fund would not be permitted to hold, pursuant to its stated investment objective and policies or otherwise. If either of the Acquired Funds holds any investments that the Acquiring Fund would not be permitted to hold under its stated investment objective or policies, the Acquired Fund holding the impermissible investment, if requested by the Acquiring Fund, will dispose of those securities prior to the Closing Date to the extent practicable. In addition, if it is determined that the portfolios of the Acquired Fund and the Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations to which the Acquiring Fund is or will be subject with respect to such investments, the Acquired Fund, if requested by the Acquiring Fund, will dispose of and/or reinvest a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date.

1.3  Stated Liabilities. Each of the Acquired Funds will endeavor to discharge all of its known liabilities and obligations prior to the Closing Date. The Acquiring Fund will assume all liabilities and obligations reflected on an unaudited statement of assets and liabilities of the each of the Acquired Funds prepared by the administrator of Purisima as of the Applicable Valuation Date (as defined in Section 2.1), in accordance with generally accepted accounting principles consistently applied from the prior audited period (the “Stated Liabilities”). The Acquiring Fund shall assume only the Stated Liabilities of the Acquired Funds, and no other liabilities or obligations, whether absolute or contingent, known or unknown, accrued or unaccrued.

1.4  Distribution. Immediately following the Closing, the Acquired Fund will distribute the Acquiring Fund Shares received by the Acquired Fund pursuant to Section 1.1 pro rata to its shareholders of record determined as of the close of business on the Closing Date (the “Acquired Fund Investors”) in complete liquidation of the Acquired Fund. Such distribution will be accomplished by an instruction, signed by an appropriate officer of Purisima, to transfer the Acquiring Fund Shares then credited to the each of the Acquired Fund’s account on the books of the Acquiring Fund to open accounts on the books of the Acquiring Fund established and maintained by the Acquiring Fund’s transfer agent in the names of record of the Acquired Fund Investors and representing the pro rata number of Acquiring Fund Shares due such Acquired Fund Investor based on the Net Asset Value per share of the Acquired Fund, computed in the manner and as of the time and date set forth in Section 2.1. All issued and outstanding shares of each of the Acquired Funds will be cancelled simultaneously therewith on the Acquired Fund’s books, and any outstanding share certificates representing interests in the Acquired Fund will represent only the right to receive such number of Acquiring Fund Shares after the Closing as determined in accordance with Section 1.l.

1.5  Change of Registration of Shares. If any request shall be made for a change of the registration of the Acquiring Fund Shares to another person from the account of the stockholder in which name the shares are registered in the records of either of the Acquired Funds, it shall be a condition of such registration of shares that there be furnished to the Acquiring Fund an instrument of transfer properly endorsed, accompanied by appropriate signature guarantees and otherwise in proper form for transfer and that the person requesting such registration shall pay to the Acquiring Fund any transfer or other taxes required by reason of such registration or establish to the reasonable satisfaction of the Acquiring Fund that such tax has been paid or is not applicable.

1.6  Termination of Acquired Fund. Following the transfer of the Fund Assets by each of the Acquired Funds to the Acquiring Fund, the assumption of the Stated Liabilities by the Acquiring Fund, and the distribution by each of the Acquired Funds of the Acquiring Fund Shares received by it pursuant to Section 1.4, Purisima shall terminate the qualification, classification and registration of the Acquired Fund with all appropriate federal and state agencies. Any reporting or other responsibility of Purisima is and shall remain the responsibility of Purisima up to and including the date on which the Acquired Fund is terminated and deregistered, subject to any reporting or other obligations described in Section 4.7.

2.    VALUATION

2.1  Net Asset Value of Fund Assets. The Net Asset Value of the Fund Assets shall be the value of those assets, net of the Stated Liabilities, computed pursuant to the valuation procedures set forth in the Acquiring Fund’s then-current Prospectus and Statement of Additional Information on the business day immediately preceding the Closing Date, or at such time on such earlier or later date as may mutually be agreed upon in writing among the parties hereto (such time and date being herein called the “Applicable Valuation Date”).

2.2  Net Asset Value of Fund Assets. The net asset value of each Acquiring Fund Share shall be the net asset value per share computed on the Applicable Valuation Date, using the market valuation procedures set forth in the Acquiring Fund’s then-current Prospectus and Statement of Additional Information.

2.3  Valuations by Administrator. All computations of value contemplated by this Article 2 shall be made by the Acquiring Fund’s administrator in accordance with its regular practice as pricing agent. The Acquiring Fund shall cause its administrator to deliver a copy of its valuation report to Purisima and to each of the Acquired Funds at the Closing.

3.    CLOSING(S) AND CLOSING DATE

3.1  Closing Date. The Closing for the Reorganization shall occur on [________], 2005, and/or on such other date(s) as may be mutually agreed upon in writing by the parties hereto (each, a “Closing Date”). The Closing(s) shall be held at the offices of Paul, Hastings, Janofsky & Walker LLP, 55 Second Street, San Francisco, California 94105 or at such other location as is mutually agreeable to the parties hereto. All acts taking place at the Closing(s) shall be deemed to take place simultaneously as of 5 p.m., local time on the Closing Date unless otherwise provided.

3.2  Custodian Certificate. The Acquiring Fund’s custodian shall deliver at the Closing a certificate of an authorized officer stating that (a) the Fund Assets of each of the Acquired Funds have been delivered in proper form to the Acquiring Fund on the Closing Date, and (b) all necessary taxes including all applicable federal and state stock transfer stamps, if any, have been paid, or provision for payment shall have been made, by each of the Acquired Funds in conjunction with the delivery of portfolio securities.

3.3  Postponement of Applicable Valuation Date. Notwithstanding anything herein to the contrary, if on the Applicable Valuation Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of Purisima, accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Funds is impracticable, the Applicable Valuation Date shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption and reporting shall have been restored.

4.    COVENANTS WITH RESPECT TO THE ACQUIRING FUND AND THE ACQUIRED FUND

4.1  Shareholders Meeting. With respect to the Acquired Funds, Purisima has called or will call a meeting of shareholders of the Acquired Funds to consider and act upon this Agreement and to take all other actions reasonably necessary to obtain the approval of the transactions contemplated herein, including approval for each of the Acquired Fund’s liquidating distribution of the Acquiring Fund Shares contemplated hereby, and for Purisima to terminate each of the Acquired Fund’s qualification, classification and registration if requisite approvals are obtained with respect to the Acquired Fund. Purisima, on behalf of the Acquired Funds, shall prepare the notice of meeting, form of proxy and proxy statement (collectively, the “Proxy Materials”) to be used in connection with that meeting.

4.2  Access to Information. Purisima, on behalf of the Acquired Funds, will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of shares of the Acquired Funds.

4.3  Further Assurances. Subject to the provisions hereof, Purisima, on its own behalf and on behalf of the Acquired Funds, and Purisima, on its own behalf and on behalf of the Acquiring Fund, will take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated herein.

4.4  Statement of Assets and Liabilities. Purisima, on behalf of the Acquired Funds, shall furnish to the Acquiring Fund on the Closing Date, a final statement of the total amount of each of the Acquired Fund’s assets and liabilities as of the Closing Date.

4.5  Form N-14. Purisima, on behalf of the Acquiring Fund, has prepared and filed, or will prepare and file, with the Securities and Exchange Commission (the “SEC”) a registration statement on Form N-14 under the Securities Act of 1933, as amended (the “1933 Act”), relating to the Acquiring Fund Shares (the “Registration Statement”). Purisima, on behalf of the Acquired Funds, has provided or will provide the Acquiring Fund with the Proxy Materials for inclusion in the Registration Statement, prepared in accordance with Section 4.1, and with such other information and documents relating to the Acquired Funds as are requested by the Acquiring Fund and as are reasonably necessary for the preparation of the Registration Statement.

4.6  Taxes. As soon after the Closing Date as is reasonably practicable, Purisima, on behalf of the Acquired Funds shall (a) prepare and file all federal and other tax returns and reports of each of the Acquired Funds required by law to be filed with respect to all periods ending on/or before the Closing Date but not theretofore filed, and (b) pay all federal and other taxes shown as due thereon and/or all federal and other taxes that were unpaid as of the Closing Date.

4.7  Regulatory Filings. Following the transfer of Fund Assets by each of the Acquired Funds to the Acquiring Fund and the assumption of the Stated Liabilities of each of the Acquired Funds in exchange for Acquiring Fund Shares as contemplated herein, Purisima will file any final regulatory reports, including but not limited to any Form N-SAR and Rule 24f-2 filings with respect to the Acquired Funds, promptly after the Closing Date and also will take all other steps as are necessary and proper to effect the termination of the Acquired Fund in accordance with the laws of the State of Delaware and other applicable requirements.

5.    REPRESENTATIONS AND WARRANTIES ON BEHALF OF THE ACQUIRING FUND

Purisima, on behalf of the Acquiring Fund, represents and warrants to the Acquired Funds as follows:

5.1  Due Organization of Purisima. Purisima was duly created pursuant to its Agreement and Declaration of Trust by the Trustees for the purpose of acting as a management investment company under the Investment Company Act of 1940 (the “1940 Act”) and is validly existing under the laws of the State of Delaware, and the Declaration of Trust directs the Trustees to manage the affairs of Purisima and grants them all powers necessary or desirable to carry out such responsibility, including administering Purisima ’s business as currently conducted by Purisima and as described in the current prospectuses of Purisima. Purisima is registered as an investment company classified as an open-end management company, under the 1940 Act and its registration with the SEC as an investment company is in full force and effect.

5.2  Registration Statement. The Registration Statement, including the current prospectus and statement of additional information of the Acquiring Fund, conforms or will conform, at all times up to and including the Closing Date, in all material respects to the applicable requirements of the 1933 Act, the 1934 Act and the 1940 Act and the regulations thereunder and do not include or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.3  Not Misleading. On the effective date of the Registration Statement, at the time of the meeting of the shareholders of the Acquired Funds and on the Closing Date, any written information furnished by Purisima with respect to the Acquiring Fund for use in the Proxy Materials, the Registration Statement or any other materials provided in connection with the Reorganization does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the information provided not misleading.

5.4  No Violation. The Acquiring Fund is not in violation of, and the execution, delivery and performance of this Agreement by Purisima for itself and on behalf of the Acquiring Fund does not and will not (a) violate Purisima’s Declaration of Trust or By-Laws, or (b) result in a breach or violation of, or constitute a default under, any material agreement or material instrument, to which Purisima is a party or by which its properties or assets are bound.

5.5  Due Issuance. All issued and outstanding shares, including shares to be issued in connection with the Reorganization, of the Acquiring Fund will, as of the Closing Date, be duly authorized and validly issued and outstanding, fully paid and nonassessable. The shares the Acquiring Fund issued and outstanding before the Closing Date were offered and sold in compliance with the applicable registration requirements, or exemptions therefrom, of the 1933 Act, and all applicable state securities laws, and the regulations thereunder, and the Acquiring Fund does not have outstanding any option, warrants or other rights to subscribe for or purchase any of its shares nor is there outstanding any security convertible into any of its shares.

5.6  Due Authorization; Enforceability. The execution, delivery and performance of this Agreement on behalf of the Acquiring Fund will have been duly authorized prior to the Closing Date by all necessary action on the part of Purisima, the Trustees and the Acquiring Fund, and this Agreement will constitute a valid and binding obligation of Purisima and the Acquiring Fund enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors, rights and to general equity principles.

5.7  No Litigation. Except as previously disclosed in writing to the Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to Purisima’s knowledge, threatened against Purisima or its business, the Acquiring Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect Purisima or the Acquiring Fund’s financial condition or the conduct of their business. Purisima knows of no facts that might form the basis for the institution of any such proceeding or investigation, and the Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects, or is reasonably likely to materially and adversely affect, its business or its ability to consummate the transactions contemplated herein.

5.8  No Consents. No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the 1934 Act, the 1940 Act or Delaware law for the execution of this Agreement by Purisima, for itself and on behalf of the Acquiring Fund, or the performance of the Agreement by Purisima for itself and on behalf of the Acquiring Fund, except for such consents, approvals, authorizations and filings as have been made or received, and except for such consents, approvals, authorizations and filings as may be required after the Closing Date.

5.9  Financial Statements. The Statement of Assets and Liabilities, Statement of Operations and Statements of Changes in Net Assets of the Acquiring Fund as of and for the year ended August 31, 2005 (copies of which have been or will be furnished to Purisima and the Acquired Funds) fairly present, in all material respects, the Acquiring Fund’s financial condition as of such date and its results of operations for such period in accordance with generally accepted accounting principles consistently applied, and as of such dates there were no liabilities of the Acquiring Fund (contingent or otherwise) known to Purisima that were not disclosed therein but that would be required to be disclosed therein in accordance with generally accepted accounting principles.

5.10  No Adverse Changes. Since the date of the most recent audited financial statements, there has not been any material adverse change in the Acquiring Fund’s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business; or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed in writing to and accepted by the Acquired Funds, prior to the Closing Date (for the purposes of this Section, neither a decline in the Acquiring Fund’s net asset value per share nor a decrease in the Acquiring Fund’s size due to redemptions shall be deemed to constitute a material adverse change).

5.11  Qualification. For each full and partial taxable year from its inception through the Closing Date, the Acquiring Fund has qualified as a separate regulated investment company under the Code and has taken all necessary and required actions to maintain such status.

5.12  Taxes. All federal and other tax returns and reports of Purisima and the Acquiring Fund required by law to be filed on or before the Closing Date shall have been filed, and all taxes owed by Purisima or the Acquiring Fund shall have been paid so far as due, and to the best of Purisima’s knowledge, no such return is currently under audit and no assessment has been asserted with respect to any such return.

6.    REPRESENTATIONS AND WARRANTIES ON BEHALF OF THE ACQUIRED FUNDS

6.1  Purisima, on behalf of the Acquired Funds, represents and warrants to the Acquiring Fund as follows:

6.2  Due Organization of Purisima. Purisima was duly created pursuant to its Agreement and Declaration of Trust by the Trustees for the purpose of acting as a management investment company under the 1940 Act and is validly existing under the laws of the State of Delaware, and the Agreement and Declaration of Trust directs the Trustees to manage the affairs of Purisima and grants them all powers necessary or desirable to carry out such responsibility, including administering Purisima’s business as currently conducted by Purisima and as described in the current prospectuses of Purisima. Purisima is registered as an investment company classified as an open-end management company, under the 1940 Act and its registration with the SEC as an investment company is in full force and effect.

6.3  Proxy Materials. On the effective date of the Registration Statement, at the time of the meeting of the shareholders of the Acquired Funds and on the Closing Date, the Proxy Materials (exclusive of the portions of the Acquiring Fund’s Prospectus contained or incorporated by reference therein, and exclusive of any written information furnished by Purisima with respect to the Acquiring Fund), conforms or will conform, in all material respects to the applicable requirements of the 1933 Act, the 1934 Act and the 1940 Act and the regulations thereunder and do not include or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.4  Not Misleading. On the effective date of the Registration Statement, at the time of the meeting of the shareholders of the Acquired Funds and on the Closing Date, any written information furnished by Purisima with respect to the Acquired Fund for use in the Proxy Materials (exclusive of the portions of the Acquiring Fund’s Prospectus contained or incorporated by reference therein, and exclusive of any written information furnished by Purisima with respect to the Acquiring Fund), the Registration Statement or any other materials provided in connection with the Reorganization does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the information provided not misleading.

6.5  No Violation. Each of the Acquired Funds is not in violation of, and the execution, delivery and performance of this Agreement by Purisima for itself and on behalf of the Acquired Funds does not and will not (i) violate Purisima’s Agreement and Declaration of Trust or By-Laws, or (ii) result in a breach or violation of, or constitute a default under, any material agreement or material instrument to which Purisima is a party or by its properties or assets are bound.

6.6  Due Issuance. All of the issued and outstanding shares of the Acquired Fund have been offered and sold in compliance in all material respects with applicable registration or notice requirements of the 1933 Act and state securities laws; all issued and outstanding shares of each of the Acquired Funds are, and on the Closing Date will be, duly authorized and validly issued and outstanding, and fully paid and non-assessable, and neither of the Acquired Funds has outstanding any options, warrants or other rights to subscribe for or purchase any of its shares, nor is there outstanding any security convertible into any of its shares.

6.7  Due Authorization; Enforceability. The execution, delivery and performance of this Agreement on behalf of the Acquired Funds will have been duly authorized prior to the Closing Date by all necessary action on the part of Purisima, the Trustees and the Acquired Funds, and this Agreement will constitute a valid and binding obligation of Purisima and the Acquired Funds enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors, rights and to general equity principles.

6.8  No Litigation. Except as previously disclosed in writing to the Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to Purisima’s knowledge, threatened against either of the Acquired Funds or any of its properties or assets which, if adversely determined, would materially and adversely affect such Acquired Fund’s financial condition or the conduct of its business, Purisima knows of no facts that might form the basis for the institution of any such proceeding or investigation, and neither of the Acquired Funds is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects, or is reasonably likely to materially and adversely affect, its business or its ability to consummate the transactions contemplated herein.

6.9  No Consents. No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the 1934 Act, the 1940 Act or Delaware law for the execution of this Agreement by Purisima, for itself and on behalf of the Acquired Fund, or the performance of the Agreement by Purisima for itself and on behalf of the Acquired Fund, except for such consents, approvals, authorizations and filings as have been made or received, and except for such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.

6.10  Financial Statements. The Statement of Assets and Liabilities, Statements of Operations and Statements of Changes in Net Assets of each of the Acquired Funds as of and for the year ended August 31, 2005 (copies of which have been or will be furnished to the Acquiring Fund) fairly present, in all material respects, the Acquired Funds’ financial condition as of such date and its results of operations for such period in accordance with generally accepted accounting principles consistently applied, and as of such date there were no liabilities of the Acquired Fund (contingent or otherwise) known to Purisima that were not disclosed therein but that would be required to be disclosed therein in accordance with generally accepted accounting principles.

6.11  No Adverse Changes. Since the date of the most recent audited financial statements, there has not been any material adverse change in the Acquired Funds’ financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by either of the Acquired Funds of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed in writing to and accepted by the Acquiring Fund, prior to the Closing Date (for the purposes of this Section, neither a decline in the Acquired Funds’ net asset value per share nor a decrease in the Acquired Funds’ size due to redemptions shall be deemed to constitute a material adverse change).

6.12  Qualification. For each full and partial taxable year from its inception through the Closing Date, each of the Acquired Funds has qualified as a separate regulated investment company under the Code and has taken all necessary and required actions to maintain such status.

6.13  Taxes. All federal and other tax returns and reports of Purisima and the Acquired Fund required by law to be filed on or before the Closing Date shall have been filed, and all taxes owed by Purisima or the Acquired Funds shall have been paid so far as due, and to the best of Purisima’s knowledge, no such return is currently under audit and no assessment has been asserted with respect to any such return.

6.14  Fund Assets. At the Closing Date, each of the Acquired Funds will have good and marketable title to its Fund Assets and full right, power and authority to assign, deliver and otherwise transfer such Fund Assets hereunder, and upon delivery and payment for such Fund Assets as contemplated herein, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the ownership or transfer thereof other than such restrictions as might arise under the 1933 Act.

6.15  No Purpose of Distribution. The Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIRED FUNDS

The obligations of Purisima to consummate the Reorganization with respect to the Acquired Funds shall be subject to the performance by Purisima, for itself and on behalf of the Acquiring Fund, of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions with respect to the Acquiring Fund:

7.1  Representations and Warranties. All representations and warranties of Purisima with respect to the Acquiring Fund contained herein shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated herein, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

7.2  Closing Certificate. Purisima, on behalf of the Acquiring Fund, shall have delivered to the Acquired Fund at the Closing a certificate executed on behalf of the Acquiring Fund by Purisima’s [Chairmain] in a form reasonably satisfactory to the Acquired Funds and dated as of the Closing Date, to the effect that the representations and warranties of Purisima with respect to the Acquiring Fund made herein are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated herein, and as to such other matters as the Acquired Fund shall reasonably request.

7.3  No Material Changes. As of the Closing Date, there shall have been no material change in the investment objective, policies and restrictions nor any material change in the investment management fees, fee levels payable pursuant to any 12b-1 plan of distribution, other fees payable for services provided to the Acquiring Fund, fee waiver or expense reimbursement undertakings, or sales loads of the Acquiring Fund from those fee amounts, undertakings and sales load amounts described in the prospectus of the Acquiring Fund delivered to the Acquired Funds pursuant to Section 4.1 and in the Proxy Materials.

7.4  Best Interests. With respect to the Acquiring Fund, the Board of Trustees of Purisima shall have determined that the Reorganization is in the best interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of the Reorganization.

8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIRING FUND

The obligations of Purisima to consummate the Reorganization with respect to the Acquiring Fund shall be subject to the performance by Purisima of all the obligations to be performed by it hereunder, with respect to the Acquired Funds, on or before the Closing Date and, in addition thereto, the following conditions:

8.1  Representations and Warranties. All representations and warranties of Purisima with respect to the Acquired Funds contained herein shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

8.2  Closing Certificate. Purisima, on behalf of the Acquired Funds, shall have delivered to the Acquiring Fund at the Closing a certificate executed on behalf of each of the Acquired Funds, by Purisima’s [Chairman], in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of Purisima with respect to the Acquired Funds made herein are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated herein and as to such other matters as the Acquiring Fund shall reasonably request.

8.3  Best Interests. With respect to the Acquired Funds, the Board of Trustees of Purisima shall have determined that the Reorganization is in the best interests of the Acquired Funds.

9.    FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND AND THE ACQUIRED FUNDS

The obligations of the Acquiring Fund and of the Acquired Funds herein are each subject to the further conditions that on or before the Closing Date with respect to the Acquiring Fund and the Acquired Funds:

9.1  Shareholder Approval. This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Funds in accordance with the provisions of Purisima’s Agreement and Declaration of Trust and the requirements of the 1940 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Fund.

9.2  No Litigation. On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or any of the transactions contemplated herein.

9.3  Consents. All consents of other parties and all other consents, orders, approvals and permits of federal, state and local regulatory authorities (including, without limitation, those of the SEC and of state securities authorities) deemed necessary by Purisima, on behalf of the Acquired Funds, and by Purisima, on behalf of the Acquiring Fund, to permit consummation, in all material respects, of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order or permit would not, in the opinion of the party asserting that the condition to closing has not been satisfied, involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Funds.

9.4  Registration Statement. The Registration Statement shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

9.5  Dividends. Unless waived by the Acquiring Fund, each of the Acquired Funds shall have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to each of the Acquired Fund’s shareholders substantially all of the Acquired Fund’s investment company taxable income for all taxable years ending on or prior to the Closing Date (computed without regard to any deduction for dividends paid) and substantially all of its net capital gain realized in all taxable years ending on or prior to the Closing Date (after reduction for any capital loss carryover).

9.6  Tax Opinion. Purisima and Purisima shall have received the opinion of Paul, Hastings, Janofsky & Walker LLP addressed to both the Acquiring Fund and the Acquired Fund (and based on customary representation certificates from Purisima, Purisima, the Acquiring Fund and the Acquired Funds) substantially to the effect that, for federal income tax purposes:

(a) The transfer by each of the Acquired Funds of the Fund Assets in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Stated Liabilities will constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code and the Acquiring Fund and the Acquired Fund each are a “party to a reorganization” within the meaning of Section 368(b) of the Code;

(b) No gain or loss will be recognized by the Acquiring Fund upon the receipt of the Fund Assets solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Stated Liabilities;

(c) No gain or loss will be recognized by the Acquired Funds upon the transfer of the Fund Assets to the Acquiring Fund and the assumption by the Acquiring Fund of the Stated Liabilities in exchange for the Acquiring Fund Shares or upon the distribution (whether actual or constructive) of the Acquiring Fund Shares to investors of each of the Acquired Funds in exchange for their shares of the Acquired Fund;

(d) No gain or loss will be recognized by the investors of either of the Acquired Funds upon the exchange of their Acquired Fund Shares for the Acquiring Fund Shares;

(e) The aggregate tax basis for the Acquiring Fund Shares received by each of the Acquired Fund Investors pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares held by such shareholder immediately prior to the Reorganization, and the holding period of the Acquiring Fund Shares to be received by each Acquired Fund Investor will include the period during which the Acquired Fund shares exchanged therefor were held by such shareholder (provided the Acquired Fund shares were held as capital assets on the date of the Reorganization); and

(f) The tax basis of the Fund Assets of each of the Acquired Funds acquired by the Acquiring Fund will be same as the tax basis of such assets to each of the Acquired Funds immediately prior to the Reorganization, and the holding period of the assets of each of the Acquired Funds in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund.

Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Funds may waive the condition set forth in this Section 9.6.

10.    EXPENSES

10.1  Liability for Expenses. Except as may be otherwise provided in Section 10.3, each of the Acquired Funds and the Acquiring Fund shall be liable for its respective expenses incurred in connection with entering into and carrying out the provisions of this Agreement, whether or not the transactions contemplated hereby are consummated.

10.2  Types of Expenses. The expenses payable by each of the Acquired Fund hereunder shall include (a) fees and expenses of its counsel and independent auditors incurred in connection with the Reorganization; (b) expenses associated with printing and mailing the Prospectus/Proxy Statement and soliciting proxies in connection with the meeting of shareholders of the Acquired Funds referred to in Section 4.1 hereof; (c) all fees and expenses related to the liquidation of the Acquired Funds; (d) fees and expenses of the Acquired Funds’ custodian and transfer agent(s) incurred in connection with the Reorganization; and (e) any special pricing fees associated with the valuation of the Acquired Funds’ portfolio on the Applicable Valuation Date. The expenses payable by the Acquiring Fund hereunder shall include (v) fees and expenses of its counsel and independent auditors incurred in connection with the Reorganization; (w) expenses associated with preparing this Agreement and preparing and filing the Registration Statement under the 1933 Act covering the Acquiring Fund Shares to be issued in the Reorganization; (x) registration or qualification fees and expenses of preparing and filing such forms, if any, as are necessary under applicable state securities laws to qualify the Acquiring Fund Shares to be issued in connection with the Reorganization; (y) any fees and expenses of the Acquiring Fund’s custodian and transfer agent(s) incurred in connection with the Reorganization; and (z) any special pricing fees associated with the valuation of the Acquiring Fund’s portfolio on the Applicable Valuation Date.

10.3  Reimbursement for Expenses. Fisher Asset Management, LLC, has agreed to reimburse the Acquired Fund for the expenses listed in items (a), (b), (c) (d) and (e) above and to reimburse the Acquiring Fund for the expenses listed in items (v), (w), (x), (y) and (z) above.

11.    GENERAL

11.1  Entire Agreement. This Agreement constitutes the entire agreement with respect to the parties and the subject matter hereof and supersedes any prior or contemporaneous understanding or arrangement, written or oral.

11.2  Survival. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated herein.

11.3  Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing by the mutual written consent of the Acquiring Fund and the Acquired Fund.

11.4  Amendments. This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of Purisima, acting on behalf of the Acquired Fund and by the authorized officers of Purisima, acting on behalf of the Acquiring Fund; provided, however, that following the meeting of the shareholders of the Acquired Fund, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Acquired Fund Investors under this Agreement to the detriment of such Acquired Fund Investors, or otherwise materially and adversely affecting the Acquired Funds, without each of the Acquired Funds obtaining the Acquired Fund Investors’ further approval, except that nothing in this Section 11.4 shall be construed to prohibit the Acquiring Fund and the Acquired Fund from amending this Agreement to change the Closing Date or Applicable Valuation Date by mutual agreement.

11.5  Notices. Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy, certified mail or overnight express courier addressed to:

For Purisima, on behalf of itself and the Acquired Funds:

The Purisima Funds
13100 Skyline Blvd.
Woodside, California 94062-4547
Attention: Kenneth L. Fisher

For Purisima, on behalf of itself and the Acquiring Fund:

The Purisima Funds
13100 Skyline Blvd.
Woodside, California 94062-4547
Attention: Kenneth L. Fisher

With a copy to:

David Hearth, Esq.
Paul, Hastings, Janofsky & Walker LLP
55 Second Street, 24th Floor
San Francisco, California 94105

11.6  Headings. The Article and Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to Articles, Sections, subsections or Exhibits shall be construed as referring to Articles, Sections or subsections hereof or Exhibits hereto, respectively. Whenever the terms “hereto”, “hereunder”, “herein” or “hereof” are used in this Agreement, they shall be construed as referring to this entire Agreement, rather than to any individual Article, Section, subsection or sentence.

11.7  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

11.8  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

11.9  Inurement. This Agreement shall bind and inure to the benefit of Purisima, the Acquired Funds and the Acquiring Fund, and their respective successors and assigns. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, Purisima and Purisima each have caused this Agreement to be duly executed for themselves and on behalf of each of the Acquired Funds and the Acquiring Fund, respectively.

THE PURISIMA FUNDS,
FOR ITSELF AND ON BEHALF OF
THE PURISIMA PURE AMERICAN FUND
AND THE PURISIMA PURE FOREIGN FUND

By:      ______________________________
Name: Kenneth L. Fisher
Title: Chairman

THE PURISIMA FUNDS,
FOR ITSELF AND ON BEHALF OF
THE PURISIMA TOTAL RETURN FUND

By:      ______________________________
Name: Kenneth L. Fisher
Title: Chairman

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TABLE OF CONTENTS
(continued)

		Page

B.	NEXT MEETING OF SHAREHOLDERS	37
C.	LEGAL MATTERS	37
D.	EXPERTS	37

EXHIBIT A: AGREEMENT AND PLAN OF REORGANIZATION		40

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